UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 9, 2005
VIRBAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-24312 (Commission File No.)	43-1648680 (IRS Employer Identification No.)
3200 Meacham Boulevard
Fort Worth, Texas 76137
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 831-5030
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
     Virbac Corporation (the “Company”) announced on November 19, 2003, in a letter to the participants of the Virbac Corporation Retirement Savings Plan #4-24872 and the Virbac Corporation Retirement Savings Plan for Certain Union Members #4-25073, that as a result of the Company’s noncompliance with the regulatory filing requirements under the Securities Exchange Act of 1934, the suspension of trading of the Company’s common stock and the delisting of its common stock from the NASDAQ National Market, a blackout period had been initiated. At the time of the initial notice, the Company was not able to determine the termination date of the blackout period.
     As required by Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR (17 CFR §245) promulgated by the Securities and Exchange Commission (“SEC”), the Company has transmitted a notice of the termination of such blackout period to its directors, executive officers and employees concurrently with the filing of this Current Report on Form 8-K with the SEC. The form of notice is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Form of Notice of Termination of Blackout Period, dated as of November 9, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRBAC CORPORATION
Date: November 9, 2005	By:	/s/ Jean M. Nelson
Jean M. Nelson
Executive Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Notice of Termination of Blackout Period, dated as of November 9, 2005.